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                                                                    Exhibit 10.2

                           CHANGE IN CONTROL AGREEMENT

     THIS CHANGE IN CONTROL AGREEMENT is dated this      day of       2002,
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between Provident Financial Services, Inc. (the "Company"), a Delaware
corporation, and the holding company of The Provident Bank (the "Bank"), and
                 (the "Executive"). The Company and the Bank are sometimes
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collectively referred to as the "Employers".

                                   WITNESSETH

     WHEREAS, the Executive is presently an officer of the Bank;

     WHEREAS, the Company desires to be ensured of the Executive's continued active participation in the business of the Bank and the Company; and

     WHEREAS, in order to induce the Executive to remain in the employ of the Bank and to provide further incentive to achieve the financial and performance objectives of the Bank and the Company, the parties desire to specify the severance benefits which shall be due the Executive in the event that his employment with the Bank or the Company is terminated under specified circumstances.

     NOW THEREFORE, in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

     1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

          (a) Annual Compensation. The Executive's "Annual Compensation" for purposes of this Agreement shall be deemed to mean the highest level of aggregate base salary and other cash compensation paid to the Executive (including cash compensation deferred at the election of the Executive) by the Employers or any subsidiary thereof (i) during the calendar year in which the Date of Termination occurs (determined on an annualized basis), or (ii) either of the two calendar years immediately preceding the calendar year in which the Date of Termination occurs, whichever is greater.

          (b) Cause. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interests of the Employers. Executive's employment shall not be terminated for "Cause" in accordance with this paragraph for any act or action or failure to act which is undertaken or omitted in accordance with a resolution of the Company's board of directors ("Board of Directors") or upon advice of the Company's counsel.

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          (c) Change in Control. "Change in Control" shall mean the occurrence of any of the following events:

               (i) approval by the shareholders of the Company of a transaction that would result and does result in the reorganization, merger or consolidation of the Company, with one or more other persons, other than a transaction following which:

                    (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

                    (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

               (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the shareholders of the Company of any transaction which would result in such an acquisition;

               (iii) a complete liquidation or dissolution of the Company or the Bank, or approval by the shareholders of the Company of a plan for such liquidation or dissolution;

               (iv) the occurrence of any event if, immediately following such event, members of the Company's Board of Directors who belong to any of the following groups do not aggregate at least a majority of the Company's Board of
Directors:

                    (A) individuals who were members of the Company's Board of Directors on the Effective Date of this Agreement; or

                    (B) individuals who first became members of the Company's Board of Directors after the Effective Date of this Agreement either:

                         (1) upon election to serve as a member of the Company's
Board of Directors by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                         (2) upon election by the shareholders of the Company to
serve as a member of the Company's Board of Directors, but only if nominated for election by the affirmative vote of three-quarters of the members of such Board, or of a nominating

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committee thereof, in office at the time of such first nomination; provided that such individual's election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Company's Board of Directors; or

               (v) any event which would be described in Section 1(c)(i), (ii),
(iii) or (iv) if the term "Bank" were substituted for the term "Company" therein and the term "Bank's Board of Directors" were substituted for the term "Company's Board of Directors" therein. In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank or a subsidiary of either of them, by the Company, the Bank, any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 1(c), the term "person" shall include the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

          (d) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (e) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause, the date on which the Notice of Termination is given, and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination.

          (f) Disability. Termination by the Employers of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

          (g) Good Reason. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive following a Change in Control based on:

               (i) Without the Executive's express written consent, the assignment by the Company or the Bank to the Executive of any duties which are materially inconsistent with the Executive's positions, duties, responsibilities and status with the Employers immediately prior to a Change in Control, or a material change in the Executive's reporting responsibilities, titles or offices as an officer and employee and as in effect immediately prior to such a Change in Control, or any removal of the Executive from or any failure to re-elect the Executive to any of such responsibilities, titles or offices, except in connection with the termination of the Executive's employment for Cause, Disability or Retirement or as a result of the Executive's death or by the Executive other than for Good Reason;

               (ii) Without the Executive's express written consent, a reduction in the Executive's base salary as in effect immediately prior to the date of the Change in Control or as the same may be increased from time to time thereafter or a reduction in the package of fringe benefits provided to the Executive as in effect immediately prior to the date of the Change in Control;

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               (iii) A change in the Executive's principal place of employment by a distance in excess of 25 miles from its location immediately prior to the Change in Control;

               (iv) Any purported termination of the Executive's employment for Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (i) below; or

               (v) The failure by the Company to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 10 hereof.

          (h) IRS. IRS shall mean the Internal Revenue Service.

          (i) Notice of Termination. Any purported termination of the Executive's employment by the Employers for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) specifies a Date of Termination, which [shall be not less than thirty (30) nor more than ninety (90) days] after such Notice of Termination is given, except in the case of the Employers' termination of the Executive's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in Section 11 hereof.

          (j) Retirement. "Retirement" shall mean termination of Executive's employment at age 65 or in accordance with any retirement policy established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, no amounts or benefits shall be due Executive under this Agreement, and the Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party.

     2. Term of Agreement. The term of this Agreement shall be for thirty-six
(36) months, commencing on the date of this Agreement (the "Effective Date"). Commencing on the first anniversary of the Effective Date, on each annual anniversary thereafter, the term of this Agreement shall extend for an additional twelve (12) months, unless the Boards of Directors of the Employers gives notice in accordance with Section 11 hereof of a determination not to extend the term of this Agreement. Such written notice of the election not to extend must be given not less than thirty (30) days prior to any such anniversary date. If any party gives timely notice that the term will not be extended as of any annual anniversary date, then this Agreement shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

     3. Benefits Upon Termination. If the Executive's employment by the Company or the Bank is terminated subsequent to a Change in Control and during the term of this Agreement by (i) the Company or Bank for other than Cause, Disability, Retirement or the Executive's death or (ii) the Executive for Good Reason, then the Company shall:

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          (a) pay to the Executive, in a lump sum as of the Date of Termination, a cash severance amount equal to three (3) times the Executive's Annual Compensation, and

          (b) provide, for a period ending at the expiration of the remaining term of this Agreement as of the Date of Termination, at no cost to the Executive, coverage of Executive (and family, if applicable) under all group insurance, life insurance, health and accident insurance and disability insurance and other insurance programs or arrangements offered by the Bank in which the Executive was entitled to participate immediately prior to the Date of Termination; provided that in the event that the Executive's participation in any insurance plan, program or arrangement as to which Executive was participating prior to a Date of Termination is prohibited, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employers shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination. In the alternative, the Company shall pay to the Executive a cash amount equal to the Executive's cost of obtaining such benefits on his own, adjusted for any federal or state income taxes the Executive has to pay on the cash amount.

     4. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 3 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Employers, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Employers pursuant to Section 3 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Employers under Section 3 being non-deductible to the Employers pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 3 shall be based upon the opinion of independent counsel selected by the Employers' independent public accountants and paid by the Employers. Such counsel shall be reasonably acceptable to the Employers and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 4, or a reduction in the payments and benefits specified in Section 3 below zero.

     5. No Mitigation; Exclusivity of Benefits.

          (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise. The amount of severance to be provided pursuant to Section 3(a) hereof shall not be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

          (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

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     6. Withholding. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

     7. Nature of Employment and Obligations.

          (a) Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Employers and the Executive, and the Employers may terminate the Executive's employment at any time, subject to providing any payments specified herein in accordance with the terms hereof.

          (b) Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

     8. Source of Payments. It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Company.

     9. No Attachment.

          (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

          (b) This Agreement shall be binding upon, and inure to the benefit of, the Executive, the Bank, the Company and their respective successors and assigns.

     10. Assignability. The Company may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which either of the Employers may hereafter merge or consolidate or to which either of the Employers may transfer all or substantially all of its respective assets, if in any such case said corporation, bank or other entity shall expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or their rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

     11. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

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          To the Company:
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          To the Bank:
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          To the Executive:
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     12. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Company to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     13. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware.

     14. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     17. Miscellaneous Provisions.

          (a) The Employers may terminate the Executive's employment at any time, but any termination by the Employers, other than termination for Cause, shall not prejudice the Executive's right to compensation or other benefits under this Agreement. The Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause as defined in Section 1(b) hereof.

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          (b) Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C.(S)1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part 359.

     18. Reinstatement of Benefits Under Section 17(b). In the event the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice described in Section 17(b) hereof (the "Notice") during the term of this Agreement and a Change in Control, as defined herein, occurs, the Employers will assume their obligation to pay and the Executive will be entitled to receive all of the termination benefits provided for under Section 2 of this Agreement upon the Bank's receipt of a dismissal of charges in the Notice.

     19. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Company within fifty (50) miles from the location of the Company's main office, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement, other than in the case of a termination for Cause.

     20. Payment of Costs and Legal Fees. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank (which payments are guaranteed by the Company pursuant to Section 8 hereof) if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

     21. Confidentiality. Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Company and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Company. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Company or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to the New Jersey Department of Banking and Insurance, the Federal Deposit Insurance Corporation, or other bank regulatory agency with jurisdiction over the Bank or Executive). Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Company, and Executive may disclose any information regarding the Company or the Company which is otherwise publicly available or which exercise is otherwise legally required to disclose. In the event of a breach or threatened breach by the Executive of the provisions of this Section 21, the Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Company or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been

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disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive.

     22. Entire Agreement. This Agreement embodies the entire agreement between the Company and the Executive with respect to the matters agreed to herein. All prior agreements between the Company and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:
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                                        By:
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Attest:
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                                        By:
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Attest:                                 EXECUTIVE


                                        By:
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